Exhibit 21.1
Sabre Corporation – List of Subsidiaries
The following are subsidiaries of Sabre Corporation as of December 31, 2016 and the states or jurisdictions in which they are organized. Except as otherwise specified, in each case Sabre Corporation owns, directly or indirectly, all of the voting securities of each subsidiary.

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-owned)

Abacus Distribution Systems (Cambodia) Private Limited	Cambodia
Airline Technology Services Mauritius Ltd.	Mauritius
Airpas Aviation GmbH	Germany
Asiana Sabre Inc.	Korea, Republic of	20%
Cordex Computer Services Limited	United Kingdom
Dynamic e-Service Limited	Hong Kong
EB2 International Limited	United Kingdom
E-Beam Limited	United Kingdom
Elektroniczne Systemy Sprzedazy Sp. ZO.O.	Poland	40%
Excellent Management Limited	Hong Kong	20%
First Option Hotel Reservations Limited	United Kingdom
FlightLine Data Services, Inc.	Georgia
Gesellschaft Zur Entwicklung und Vermarktung Interaktiver Tourismusanwendungen mbH	Germany	26%
GetThere Inc.	Delaware
GetThere L.P.	Delaware
Global Travel Broker, S.L.	Spain
Globepost Limited	United Kingdom
Holiday Service GmbH	Germany
IHS GmbH	Germany
IHS US Inc.	Florida
Innlink, LLC	Tennessee
Last Minute Network Limited	United Kingdom
Last Minute Network Limited	Ireland
Lastminute (Cyprus) Limited	Cyprus
Lastminute Network, S.L.	Spain
Lastminute S.A.S.	France
lastminute.com GmbH	Germany
lastminute.com Holdings, Inc.	Delaware
lastminute.com Limited	United Kingdom
lastminute.com LLC	Delaware
Lastminute.com Overseas Holdings Limited	United Kingdom
Lastminute.com S.R.L.	Italy
Lastminute.com Theatrenow Limited	United Kingdom
LCC24AG	Germany	7.3%
Leisure Cars Broker S.L.	Spain
Leisure Cars (Schweiz) GmbH	Switzerland
Leisure Cars European Services GmbH	Switzerland
Leisure Cars France S.A.S.	France
Leisure Cars GmbH	Germany

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-owned)
Leisure Cars Group Limited	United Kingdom
Leisure Cars Holdings Limited	United Kingdom
Leisure Cars Italia Srl	Italy
Leisure Cars International Limited	United Kingdom
Leisure Cars Nordic AS	Norway
Leisure Cars U.K. and Ireland Limited	United Kingdom
LM Travel Services Ltd	United Kingdom
Moneydirect Limited	Ireland	50%
Nexus World Services, Inc.	Delaware
Online Travel Corporation Limited	United Kingdom
Online Travel Services Ltd	United Kingdom
OTBE Group Services Limited	United Kingdom
OTC Travel Management Ltd	United Kingdom
PRISM Group, Inc.	Maryland
PRISM Technologies, LLC	New Mexico
PT. Sabre Travel Network Indonesia	Indonesia	5%
Sabre (Australia) Pty Ltd.	Australia
Sabre (Thailand) Holdings LLC	Delaware
Sabre Airline Solutions GmbH	Germany
Sabre AS (Luxembourg) S.a r.l.	Luxembourg
Sabre Asia Pacific Pte. Ltd.	Singapore
Sabre Australia Technologies I Pty, Ltd.	Australia
Sabre Austria GmbH	Austria
Sabre Belgium SA	Belgium
Sabre Bulgaria AD	Bulgaria	20%
Sabre China Sea Technologies Ltd.	Labuan
Sabre Colombia Ltda.	Columbia
Sabre Computer Reservierungssystem GmbH	Austria
Sabre Danmark ApS	Denmark
Sabre Decision Technologies International, LLC	Delaware
Sabre Deutschland Marketing GmbH	Germany
Sabre Digital Limited	United Kingdom
Sabre Dynamic Argentina SRL	Argentina
Sabre EMEA Marketing Limited	United Kingdom
Sabre Espana Marketing, S.A.	Spain
Sabre Finance (Luxembourg) S.a.r.l.	Luxembourg
Sabre France Sarl	France
Sabre GLBL Inc.	Delaware
Sabre Global Services S.A.	Uruguay
Sabre Global Technologies, Limited	United Kingdom
Sabre Headquarters, LLC	Delaware
Sabre Hellas Computer Reservation Systems Services Societe Anonyme	Greece
Sabre Holdings (Luxembourg) S.a.r.l.	Luxembourg
Sabre Holdings Corporation	Delaware
Sabre Holdings GmbH	Germany
Sabre Iceland ehf.	Iceland

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-owned)
Sabre Informacion S.A. de C.V.	Mexico
Sabre International (Bahrain) W.L.L.	Bahrain
Sabre International (Luxembourg) S.a.r.l.	Luxembourg
Sabre International B.V.	Luxembourg
Sabre International Holdings, LLC	Delaware
Sabre International Newco, Inc.	Delaware
Sabre International, LLC.	Delaware
Sabre Ireland Limited	Ireland
Sabre Israel Travel Technologies LTD.	Israel
Sabre Italia S.r.l.	Italy
Sabre Limited	New Zealand
Sabre Marketing Nederland B.V.	Netherlands
Sabre Marketing Pte. Ltd.	Singapore
Sabre Mexico LLC	Delaware
Sabre Norge AS	Norway
Sabre Pakistan (Private) Limited	Pakistan
Sabre Polska Sp. Z.o.o.	Poland
Sabre Portugal Servicios Lda	Portugal
Sabre Rocade AB	Sweden
Sabre Rocade Assist AB	Sweden
Sabre Seyahat Dagitim Sisternleri A.S.	Turkey
Sabre Sociedad Technologica S de RL de CV	Mexico
Sabre South Pacific I	Australia
Sabre Suomi Oy	Finland
Sabre Sverige AB	Sweden
Sabre Technology Enterprises II, Ltd.	Cayman Islands
Sabre Technology Enterprises, Ltd.	Cayman Islands
Sabre Technology Holdings Pte. Ltd.	Singapore
Sabre Technology Holland II B.V.	Netherlands
Sabre Travel International Limited	Ireland
Sabre Travel Network (Australia) Pty Ltd	Australia
Sabre Travel Network (Bangladesh) Limited	Bangladesh	49%
Sabre Travel Network (Brunei) Sdn Bhd	Brunei Darussalam	15%
Sabre Travel Network (Central Asia) LLP	Kazakhstan
Sabre Travel Network (Hong Kong) Limited	Hong Kong
Sabre Travel Network (India) Private Limited	India
Sabre Travel Network (Lao) Co., Ltd.	Lao People’s Democratic Republic	40%
Sabre Travel Network (Malaysia) Sdn. Bhd.	Malaysia
Sabre Travel Network (New Zealand) Limited	New Zealand
Sabre Travel Network (Pakistan) Private Limited	Pakistan	30%
Sabre Travel Network (Philippines) Inc.	Philippines	17%
Sabre Travel Network (Singapore) Pte. Ltd.	Singapore
Sabre Travel Network (Thailand) Ltd.	Thailand
Sabre Travel Network Egypt LLC	Egypt
Sabre Travel Network Lanka (Private) Limited	Sri Lanka	60%
Sabre Travel Network Middle East W.L.L.	Bahrain	60%

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-owned)
Sabre Travel Network Romania S.R.L.	Romania
Sabre Travel Network Southern Africa (Proprietary) Limited	South Africa
Sabre Travel Network Taiwan Ltd.	Taiwan	4.39%
Sabre Travel Technologies (Private) Limited	India
Sabre UK Marketing Ltd.	United Kingdom
Sabre Ukraine Limited	United Kingdom
Sabre Ukraine Limited, LLC	Ukraine
Sabre Vietnam Joint Stock Company	Vietnam	10%
Sabre Zenon Cyprus Limited	Cyprus
SabreMark G.P., LLC	Delaware
SabreMark Limited Partnership	Delaware
Secret Hotels Ltd.	United Kingdom
Secret Hotels2 Ltd	United Kingdom
Secret Hotels3 Ltd	United Kingdom
Secret Hotels4 Ltd	United Kingdom
Switch Automated Booking Services Co WLL	Kuwait	49%
Taskbrook Limited	United Kingdom
TG India Holdings Company	Cayman Islands
TG India Management Company	Cayman Islands
Travelbargains Ltd	United Kingdom
Travelcoast Ltd	United Kingdom
Travelocity Global Technologies Private Limited	India
Travelprice Italia S.R.L	Italy
TravLynx LLC	Florida
TRUST – International Hotel Reservation Services GmbH	Germany
TVL Australia Pty Ltd.	Australia
TVL Common, Inc.	Delaware
TVL Europe	United Kingdom
TVL GmbH	Germany
TVL Holdings I, LLC	Delaware
TVL Holdings, Inc.	Delaware
TVL International B.V.	Netherlands
TVL LLC	Delaware
TVL LP	Delaware
TVL Nordic AS	Norway
TVL Services Canada Ltd.	Canada
TVL Travel Limited	United Kingdom
TVLY S.R.L.	Argentina
Viva Travel Dun Laoghaire	Ireland
Voyages Sur Mesures S.A.S.	France
XML (Singapore) Pte. Ltd.	Singapore
Zuji Holdings Ltd.	Cayman Islands